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Exhibit 10.9

BRIDGEPOINT EDUCATION, INC.

LOAN AND SECURITY AGREEMENT

        This LOAN AND SECURITY AGREEMENT is entered into as of April 12, 2004, by and between COMERICA BANK ("Bank") and BRIDGEPOINT EDUCATION, INC. ("Borrower").

RECITALS

        Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

AGREEMENT

        The parties agree as follows:

        1.    DEFINITIONS AND CONSTRUCTION.

          1.1    Definitions.    As used in this Agreement, the following terms shall have the following definitions:

          "Accounts" means all presently existing and hereafter arising accounts, contract rights, payment intangibles, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

          "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

          "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

          "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

          "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

          "Change in Control" shall mean a transaction in which any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

          "Closing Date" means the date of this Agreement.

          "Code" means the California Uniform Commercial Code.

          "Collateral" means the property described on Exhibit A attached hereto.

          "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or management designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

          "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

          "Credit Extension" means each Equipment Advance or any other extension of credit by Bank for the benefit of Borrower hereunder.

          "Daily Balance" means the amount of the Obligations owed at the end of a given day.

          "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any Interest.

          "Equipment Advance" has the meaning set forth in Section 2.1(b).

          "Equipment Line" means a credit extension of up to Four Hundred Thousand Dollars

          "Equipment Maturity Date" means June 1, 2007.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

          "Event of Default" has the meaning assigned in Article 8.

          "GAAP" means generally accepted accounting principles as in effect from time to time.

          "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

          "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

          "Intellectual Property Collateral" means all of Borrower's right, title, and interest in and to the following:

            (a)   Copyrights, Trademarks and Patents;

            (b)   Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

            (c)   Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

            (d)   Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

            (e)   All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

            (f)    All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

            (g)   All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

          "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

          "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

          "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

          "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

          "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into in connection with this Agreement, all as amended or extended from time to time.

          "Material Adverse Effect" means a material adverse effect on (i) the business operations, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents or (iii) the value or priority of Bank's security interests in the Collateral.

          "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

          "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

          "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

          "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

          "Permitted Indebtedness" means:

            (a)   Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

            (b)   Indebtedness existing on the Closing Date and disclosed in the Schedule;

            (c)   Indebtedness secured by a lien described in clause (c) of the defined term "Permitted Liens," provided (i) such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and (ii) such Indebtedness does not exceed $100,000 in the aggregate at any given time; and

            (d)   Subordinated Debt.

          "Permitted Investment" means:

            (a)   Investments existing on the Closing Date disclosed in the Schedule; and

            (b)   (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Service, (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank and (iv) Bank's money market accounts.

          "Permitted Liens" means the following:

            (a)   Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

            (b)   Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's security interests;

            (c)   Liens (i) upon or in any equipment which was not financed by Bank acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

            (d)   Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

          "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

          "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

          "Responsible Officer" means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of Borrower.

          "Schedule" means the schedule of exceptions attached hereto and approved by Bank, if any.

          "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

          "Subsidiary" means any corporation, company or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock or other units of ownership which by the terms thereof has the ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owed by Borrower, either directly or through an Affiliate.

          "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

          1.2    Accounting Terms.    All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

        2.    LOAN AND TERMS OF PAYMENT.

          2.1    Credit Extensions.

        Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder.

        Borrower shall also pay interest on thc unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

            (a)    Equipment Advances.

              (i)    Subject to and upon the terms and conditions of this Agreement, at any time from the date hereof through April 12, 2005, Bank agrees to make advances (each an "Equipment Advance" and, collectively, the "Equipment Advances") to Borrower in an aggregate amount not to exceed the Equipment Line. Each Equipment Advance shall not exceed one hundred percent (100%) of the invoice amount of equipment and software approved by Bank from time to time (which Borrower shall, in any case, have purchased within 90 days of the date of the corresponding Equipment Advance), excluding taxes, shipping, warranty charges, freight discounts and installation expense. Notwithstanding the foregoing, Bank agrees to make an initial Equipment Advance (the "Initial Equipment

      Advance") to Borrower in an aggregate amount not to exceed one hundred percent (100%) of the invoice amount of new equipment and equipment purchased no earlier than January 1, 2004.

              (ii)   Interest shall accrue from the date of each Equipment Advance at the rate specified in Section 2.3, and shall be payable monthly on the first day of each month so long as any Equipment Advances are outstanding. The Initial Equipment Advance shall be payable in thirty-six (36) equal monthly installments of principal, plus all accrued interest, beginning on August 1, 2004, and continuing on the same day of each month thereafter through the Equipment Maturity Date, at which time all amounts owing on account of Initial Equipment Advance shall be immediately due and payable. Any Equipment Advances (other than the Initial Equipment Advance) that are outstanding on December 12, 2004 shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on January 1, 2005, and continuing on the same day of each month thereafter until paid in full. Any Equipment Advances (other than the Initial Equipment Advance and any Equipment Advances outstanding on December 12, 2004) that are outstanding on June 12, 2005 shall be payable in twenty four (24) equal monthly installments of principal, plus all accrued interest, beginning on July 1, 2005, and continuing on the same day of each month thereafter through the Equipment Maturity Date, at which time all amounts owing under this Section 2.l(a) and any other amounts owing under this Agreement shall be immediately due and payable. Equipment Advances, once repaid, may not be reborrowed. Borrower may prepay any Equipment Advances without penalty or premium.

              (iii)  When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time three (3) Business Days before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice and proof of payment of such invoice for any Equipment to be financed.

          2.2    Intentionally Omitted.

            2.3    Interest Rates, Payments, and Calculations.

            (a)    Interest Rates.    Except as set forth in Section 2.3(b), the Equipment Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to one and one half percent (1.50%) above the Prime Rate.

            (b)    Late Fee; Default Rate.    If any payment is not made within ten (10) days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

            (c)    Payments.    Interest hereunder shall be due and payable on the first calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Equipment Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that Bank will receive the entire amount of any Obligations payable hereunder regardless of source of payment.

            (d)    Computation.    In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

          2.4    Crediting Payments.    Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

          2.5    Fees.    Borrower shall pay to Bank the following:

            (a)    Facility Fee.    On the Closing Date, a Facility Fee equal to $4,000, which shall be nonrefundable; and

            (b)    Bank Expenses.    On the Closing Date, all Bank Expenses incurred through the Closing Date, including reasonable attorneys' fees and expenses and, after the Closing Date, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

          2.6    Additional Costs.    In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

            (a)   subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

            (b)   imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

            (c)   imposes upon Bank any other condition with respect to its performance under this Agreement,

          and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to the Obligations, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Banks calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

          2.7    Term.    This Agreement shall become effective on the Closing Date and, subject to Section 13.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

        3.    CONDITIONS OF LOANS

        3.1    Conditions Precedent to Initial Credit Extension.    The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

            (a)   this Agreement;

            (b)   a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

            (c)   UCC National Form Financing Statement;

            (d)   an intellectual property security agreement;

            (e)   a warrant to purchase stock;

            (f)    evidence of or authorization for termination of any Liens other than Permitted Liens;

            (g)   securities and/or deposit account control agreements with respect to any such accounts permitted hereunder to be maintained outside Bank;

            (h)   agreement to provide insurance;

            (i)    payment of the fees and Bank Expenses then due specified in Section 2.5 hereof;

            (j)    current financial statements of Borrower;

            (k)   an audit of the Collateral, the results of which shall be satisfactory to Bank; and

            (l)    such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

          3.2    Conditions Precedent to all Credit Extensions.    The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

            (a)   timely receipt by Bank of the Payment Advance Form as provided in Section 2.1; and

            (b)   the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

        4.    CREATION OF SECURITY INTEREST.

          4.1    Grant of Security Interest.    Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by

  Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.

          4.2    Delivery of Additional Documentation Required.    Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue the perfection of Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Borrower from time to time may deposit with Bank specific time deposit accounts to secure specific Obligations. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any request by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Obligations are outstanding.

          4.3    Right to Inspect.    Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours but no more than twice a year (unless an Event of Default has occurred and is continuing), to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

        5.    REPRESENTATIONS AND WARRANTIES.

        Borrower represents and warrants as follows:

          5.1    Due Organization and Qualification.    Borrower and each Subsidiary is a corporation duly existing under the laws of its state of incorporation and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified.

          5.2    Due Authorization; No Conflict.    The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any material agreement to which it is a party or by which it is bound.

          5.3    No Prior Encumbrances.    Borrower has good and marketable title to its property, free and clear of Liens, except for Permitted Liens.

          5.4    Bona Fide Accounts.    The Accounts are bona fide existing obligations. The property and services giving rise to such Accounts has been delivered or rendered to the account debtor or to the account debtor's agent for immediate and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor.

          5.5    Merchantable Inventory.    All Inventory is in all material respects of good and marketable quality, free from all material defects, except for Inventory for which adequate reserves have been made.

          5.6    Intellectual Property Collateral.    Borrower is the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party. Except as set forth in the Schedule, Borrower's rights as a licensee of intellectual property do not give rise to more than five percent (5%) of its gross revenue in any given month, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service. Except as set forth in the Schedule, Borrower is not a party to, or bound by, any agreement that restricts the grant by Borrower of a security interest in Borrower's rights under such agreement.

          5.7    Name; Location of Chief Executive Office.    Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof. All Borrower's Inventory and Equipment is located only at the location set forth in Section 10 hereof and Borrower has paid for and owns all Equipment financed by Bank hereunder.

          5.8    Litigation.    Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect, or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral.

          5.9    No Material Adverse Change in Financial Statements.    All consolidated and consolidating financial statements related to Borrower and any Subsidiary that Bank has received from Borrower fairly present in all material respects Borrower's financial condition as of the date thereof and Borrower's consolidated and consolidating results of operations for the period then ended. There has not been a material adverse change in the consolidated or the consolidating financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

          5.10    Solvency, Payment of Debts.    Borrower is solvent and able to pay its debts (including trade debts) as they mature.

          5.11    Regulatory Compliance.    Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, and no event has occurred resulting from Borrower's failure to comply with ERISA that could result in Borrowers incurring any material liability. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

          5.12    Environmental Condition.    Except as disclosed in the Schedule, none of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

          5.13    Taxes.    Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein.

          5.14    Subsidiaries.    Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

          5.15    Government Consents.    Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, the failure to obtain which could have a Material Adverse Effect.

          5.16    Accounts.    None of Borrower's nor any Subsidiary's property is maintained or invested with a Person other than Bank.

          5.17    Full Disclosure.    No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

        6.    AFFIRMATIVE COVENANTS

        Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

          6.1    Good Standing.    Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which it is required under applicable law. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

          6.2    Government Compliance.    Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect.

          6.3    Financial Statements, Reports, Certificates.    Borrower shall deliver the following to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each calendar month, a company prepared consolidated balance sheet, income, and cash flow statement covering Borrower's consolidated operations during such period, prepared in accordance with GAAP, consistently applied, in a form acceptable to Bank and certified by a Responsible Officer; (b) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrowers fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and, if applicable, all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Fifty Thousand Dollars ($50,000) or more; (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time, including an annual budget for each year, by January 15 of such year, and (f) within thirty (30) days of the last day of each fiscal quarter, a report signed by Borrower, in form reasonably acceptable to Bank, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower's intellectual property, including but not limited to any subsequent ownership right of Borrower in or to any Trademark, Patent or Copyright not specified in Exhibits A, B, and C of the Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement.

          Borrower shall deliver to Bank with the monthly financial statements, a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto.

          Bank shall have a right from time to time hereafter to appraise Collateral at Borrower's expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

          6.4    Inventory; Returns.    Borrower shall keep all Inventory in good and marketable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

          6.5    Taxes.    Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

          6.6    Insurance.

            (a)   Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's business, ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

            (b)   All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a lenders loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof, and all liability insurance policies shall show the Bank as an additional insured and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

          6.7    Accounts.    Borrower shall maintain and shall cause each of its Subsidiaries to maintain its primary depository, operating, and investment accounts with Bank and/or Comerica Securities, Inc.

          6.8    Enrollment to Plan.    Borrower shall maintain at all times enrollment of at least seventy five percent (75%) of the projections attached hereto as Annex I.

          6.9    Relationship with Charter Oaks.    Borrower shall maintain at all times its relationship with Charter Oaks State College (or a similar institution approved by Bank).

          6.10    Intellectual Property Rights.

            (a)   Borrower shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, those registerable intellectual property rights now owned or hereafter developed or acquired by Borrower, to the extent that Borrower, in its reasonable business judgment, deems it appropriate to so protect such intellectual property rights.

            (b)   Borrower shall promptly give Bank written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any. Borrower shall (i) give Bank not less than 30 days prior written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed, and (ii) prior to the filing of any such applications or registrations, shall execute such documents as Bank may reasonably request for Bank to maintain its perfection in such intellectual property rights to be registered by Borrower, and upon the request of Bank, shall file such documents simultaneously with the filing of any such applications or registrations. Upon filing any such applications or registrations with the United States Copyright Office, Borrower shall promptly provide Bank with (i) a copy of such applications or registrations, without the exhibits, if any, thereto, (ii) evidence of the filing of any documents requested by Bank to be filed for Bank to maintain the perfection and priority of its security interest in such intellectual property rights, and (iii) the date of such filing.

            (c)   Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect and maintain the priority of Bank's security interest in the Intellectual Property Collateral. Borrower shall (i) protect, defend and maintain the validity and enforceability of the trade secrets, Trademarks, Patents and Copyrights, (ii) use commercially reasonable efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld.

            (d)   Bank may audit Borrower's Intellectual Property Collateral to confirm compliance with this Section, provided such audit may not occur more often than twice per year, unless an Event of Default has occurred and is continuing. Bank shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this Section to take but which Borrower fails to take, after 15 days' notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section.

          6.11    Further Assurances.    At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

        7.    NEGATIVE COVENANTS.

        Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following:

          7.1    Dispositions.    Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) Transfers of worn-out or obsolete Equipment which was not financed by Bank.

          7.2    Change in Business; Change in Control or Executive Office.    Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto); or cease to conduct business in the manner conducted by Borrower as of the Closing Date; or suffer or permit a Change in Control; or without thirty (30) days prior written notification to Bank, relocate its chief executive office or state of incorporation or change its legal name; or without Banks prior written consent, change the date on which its fiscal year ends.

          7.3    Mergers or Acquisitions.    Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

          7.4    Indebtedness.    Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

          7.5    Encumbrances.    Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens. Agree with any Person other than Bank not to grant a security interest in, or otherwise encumber, any of its property, or permit any Subsidiary to do so.

          7.6    Distributions.    Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or permit any of its Subsidiaries to do so, except that Borrower may repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase.

          7.7    Investments.    Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments; or maintain or invest any of its property with a Person other than Bank or permit any of its Subsidiaries to do so unless such Person has entered into an account control agreement with Bank in form and substance satisfactory to Bank; or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower.

          7.8    Transactions with Affiliates.    Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

          7.9    Subordinated Debt.    Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

          7.10    Inventory and Equipment.    Store the Inventory or the Equipment with a bailee, warehouseman, or other third party unless the third party has been notified of Bank's security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank's benefit or (b) is in pledge possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Store or maintain any Equipment or Inventory at a location other than the location set forth in Section 10 of this Agreement.

          7.11    Compliance.    Become an "investment company" or be controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

          7.12    Negative Pledge Agreements.    Permit the inclusion in any contract to which it or a Subsidiary becomes a party of any provisions that could restrict or invalidate the creation of a security interest in any of Borrower's or such Subsidiary's property.

        8.    EVENTS OF DEFAULT.

        Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

          8.1    Payment Default.    If Borrower fails to pay, when due, any of the Obligations;

          8.2    Covenant Default.

            (a)   If Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement; or

            (b)   If Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within ten days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten day period or cannot after diligent attempts by Borrower be cured within such ten day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made.

          8.3    Material Adverse Effect.    If there occurs any circumstance or circumstances that could have a Material Adverse Effect;

          8.4    Attachment.    If any portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

          8.5    Insolvency.    If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

          8.6    Other Agreements.    If there is a default or other failure to perform in any agreement to which Borrower is a party or by which it is bound resulting in a right by a third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Fifty Thousand Dollars ($50,000) or which could have a Material Adverse Effect;

          8.7    Subordinated Debt.    If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

          8.8    Judgments.    If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

          8.9    Misrepresentations.    If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

        9.    BANK'S RIGHTS AND REMEDIES.

          9.1    Rights and Remedies.    Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

            (a)   Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Bank);

            (b)   Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

            (c)   Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

            (d)   Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

            (e)   Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

            (f)    Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Banks benefit;

            (g)   Dispose of the Collateral by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

            (h)   Bank may credit bid and purchase at any public sale; and

            (i)    Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

          9.2    Power of Attorney.    Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Banks designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral; and (h) to transfer the Intellectual Property Collateral into the name of Bank or a third party to the extent permitted under the California Uniform Commercial Code; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred, including without limitation to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrowers approval of or signature to such modification by amending Exhibits A, B, and C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Borrower no longer has or claims to have any right, title or interest. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions hereunder is terminated.

          9.3    Accounts Collection.    At any time during the term of this Agreement, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Banks trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

          9.4    Bank Expenses.    If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves under a loan facility in Section 2.1 as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate herein above provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

          9.5    Bank's Liability for Collateral.    So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

          9.6    Remedies Cumulative.    Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

          9.7    Demand; Protest.    Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

        10.    NOTICES.

        Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower:	BRIDGEPOINT EDUCATION, INC. 4350 E. Camelback Road Phoenix, AZ 85018 Attn: Chief Financial Officer FAX: (602) 553-
If to Bank:	Comerica Bank 2321 Rosecrans Avenue, Suite 5000 El Segundo, CA 90245 Attn: Manager FAX: (310) 338-6110
with a copy to:	Comerica Bank 11512 El Camino Real, Ste. 350 San Diego, CA 92130 Attn: Michael A. Berrier FAX: (858) 509-2365

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

        11.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

        This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

        12.    JUDICIAL REFERENCE.

        If and only if the jury trial waiver set forth in Section 11 of this Agreement is invalidated for any reason by a court of law, statute or otherwise, the reference provisions set forth below shall be substituted in place of the jury trial waiver. So long as the jury trial waiver remains valid, the reference provisions set forth in this Section shall be inapplicable.

          12.1     Each controversy, dispute or claim (each, a "Claim") between the parties arising out of or relating to this Agreement, any security agreement executed by Borrower in favor of Bank, any note executed by Borrower in favor of Bank or any other document, instrument or agreement executed by Borrower with or in favor of Bank (collectively in this Section, the "Loan Documents"), other than (i) all matters in connection with nonjudicial foreclosure of security interests in real or personal property; or (ii) the appointment of a receiver or the exercise of other provisional remedies (any of which may be initiated pursuant to applicable law) that are not settled in writing within fifteen (15) days after the date on which a party subject to the Loan Documents gives written notice to all other parties that a Claim exists (the "Claim Date") shall be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor sections'("CCP"), which shall constitute the exclusive remedy for the resolution of any Claim concerning the Loan Documents, including whether such Claim is subject to the reference proceeding. Except as set forth in this section, the parties waive the right to initiate legal proceedings against each other concerning each such Claim. Venue for these proceedings shall be in the Superior Court in the County where the real property, if any, is located or in a County where venue is otherwise appropriate under state law (the "Court"). By mutual agreement, the parties shall select a retired Judge of the Court to serve as referee; and if they cannot so agree within fifteen (15) days after the Claim Date, the Presiding Judge of the Court (or his or her representative) shall promptly select the referee. A request for appointment of a referee may be heard on an ex parte or expedited basis. The referee shall be appointed to sit as a temporary judge, with all the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP § 170.6. Upon being selected, the referee shall (a) be requested to set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection and (b) if practicable, try any and all issues of law or fact and report a statement of decision upon them within ninety (90) days of the date of selection. The referee will have power to expand or limit the amount of discovery a party may employ. Any decision rendered by the referee will be final, binding and conclusive, and judgment shall be entered pursuant to CCP § 644 in any court in the State of California having jurisdiction. The parties shall complete all discovery no later than fifteen (15) days before the first trial date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Either party may take depositions upon seven (7) days written notice, and shall respond to requests for production or inspection of documents within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

          12.2     Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. Except for trial, all proceedings and hearings conducted before the referee shall be conducted without a court reporter unless a party requests a court reporter. The party making such a request shall have the obligation to arrange for and pay for the court reporter. Subject to the referee's power to award costs to the prevailing party, the parties shall equally bear the costs of the court reporter at the trial and the referee's expenses.

          12.3     The referee shall determine all issues in accordance with existing California case and statutory law. California rules of evidence applicable to proceedings at law will apply to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that shall be binding upon the parties. At the close of the reference proceeding, the referee shall issue a single judgment at disposing of all the claims of the parties that are the subject of the reference. The parties reserve the right (i) to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee and (ii) to obtain findings of fact, conclusions of laws, a written statement of decision, and (iii) to move for a new trial or a different judgment, which new trial, if granted, shall be a reference proceeding under this provision.

          12.4     If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration conducted by a retired judge of the Court, in accordance with the California Arbitration Act § 1280 through § 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth in this Section shall apply to any such arbitration proceeding.

        13.    GENERAL PROVISIONS.

          13.1    Successors and Assigns.    This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

          13.2    Indemnification.    Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

          13.3    Time of Essence.    Time is of the essence for the performance of all obligations set forth in this Agreement.

          13.4    Severability of Provisions.    Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          13.5    Amendments in Writing, Integration.    Neither this Agreement nor the Loan Documents can be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the Loan Documents, if any, are merged into this Agreement and the Loan Documents.

          13.6    Counterparts.    This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          13.7    Survival.    All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions to Borrower. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 13.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BRIDGEPOINT EDUCATION, INC.
By:	/s/ ANDREW CLARK
Title: Chief Executive Officer

COMERICA BANK
By:	/s/ COMERICA BANK
Title: Senior VP

[Signature Page to Loan and Security Agreement]

 FIRST AMENDMENT
TO LOAN AND SECURITY AGREEMENT

        This First Amendment to Loan and Security Agreement (this "Amendment") is entered into as of March 9, 2005, by and between COMERICA BANK ("Bank") and BRIDGEPOINT EDUCATION, INC., a Delaware corporation ("BPE"), and BRIDGEPOINT EDUCATION REAL ESTATE HOLDINGS, LLC, an Iowa limited liability company, and wholly-owned Subsidiary of BPE ("BEREH" and, collectively with BPE, the "Borrowers;" and each individually, a "Borrower").

RECITALS

        BPE and Bank are parties to that certain Loan and Security Agreement dated as of April 12, 2004, as amended from time to time (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

        NOW, THEREFORE, the parties agree as follows:

        1.     The following defined terms in Section 1.1 of the Agreement hereby are amended or restated as follows:

        "Acquisition" means the purchase by BEREH and Ashford of substantially all the real and personal property assets of Sellers, pursuant to the terms and conditions of the Acquisition Documents.

        "Acquisition Documents" means that certain Purchase and Sale Agreement dated as of December 3, 2004, as amended from time to time, by and between BPE and Sellers, and such other documents, instruments and agreements, including but not limited to the Assignment Agreement, each as amended from time to time, in form and content reasonably acceptable to Bank, executed and delivered in connection therewith, pursuant to which the parties thereto will consummate the Acquisition.

        "Appraisal" means that certain appraisal of the Real Property, ordered by and prepared for the benefit of Bank, which Bank shall receive, in form and content reasonably acceptable to Bank, within sixty (60) days of the date hereof.

        "Ashford" means Ashford University, LLC, an Iowa limited liability company, and wholly-owned Subsidiary of BPE.

        "Assignment Agreement" means that certain agreement pursuant to which BPE will assign to BEREH and Ashford, as assignees, BPE's rights, duties and obligations under the Acquisition Documents.

        "Escrow Agent" means Abstract and Title Co., as escrow agent with respect to the Acquisition.

        "Escrow Instructions" means the joint escrow instructions delivered to and accepted by Escrow Agent with respect to the Acquisition, in form and content reasonably satisfactory to Bank.

        "Excess Loan Amount" means, as of the date of determination, the difference between (1) the sum of (a) the face amount of the Letter of Credit issued hereunder, and (b) the principal amount of the Term Loan, and (2) seventy five percent (75%) of the appraised value of the Real Property, as reported in the Appraisal.

        "Letter of Credit" means that certain letter of credit issued by Bank at Parent's request in accordance with Section 2.1(c).

        "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrowers or their Subsidiaries pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or

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obligation owing from Borrowers or their Subsidiaries to others that Bank may have obtained by assignment or otherwise.

        "Parent" means BPE, as Borrower.

        "Real Estate Documents" means, collectively, that certain Deed of Trust, Security Agreement and Fixture Filing (With Assignment of Rents and Leases); Environmental Indemnity; Assignment of Real Property Leases and Rents; and Subordination Agreement; each executed for the benefit of Bank.

        "Real Property" means the real property being acquired in connection with the Acquisition, and commonly referred to as the "Franciscan University."

        "Sellers" means, collectively, The Franciscan University of the Prairies, an Iowa non-profit corporation, and the Sisters of St. Francis, Clinton, Iowa, an Iowa non-profit corporation.

        "Shares" means (i) sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by a Borrower in any Subsidiary of such Borrower which is not an entity organized under the laws of the United States or any territory thereof, and (ii) one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by a Borrower in any Subsidiary of such Borrower which is an entity organized under the laws of the United States or any territory thereof.

        "Term Loan" has the meaning set forth in Section 2.1(b).

        "Term Loan Maturity Date" means March 9, 2008.

        2.     Except as the context otherwise requires, references throughout the Loan Documents to "Borrower" shall mean and refer to "Borrowers." BEREH shall be a "Borrower" for all purposes under the Agreement. BEREH shall have the rights and obligations of a Borrower under the Agreement. Without limiting the generality of the foregoing, "Obligations" shall include all Obligations of BEREH, and BEREH grants Bank a security interest in the Collateral to secure the Obligations.

        3.     New Section 2.1(b) hereby is added to the Agreement to read as follows:

          "(b) Term Loan.

          (i)    Subject to and upon the terms and conditions of this Agreement, on the date of this Amendment, Bank shall make one term loan to Parent in an aggregate amount not to exceed Three Million Five Hundred Forty Nine Thousand Eight Hundred Dollars ($3,549,800) (the "Term Loan"), which amount shall be used to consummate the Acquisition. Bank shall wire transfer the proceeds of the Term Loan directly to the Escrow Agent, to be released only in accordance with the terms and conditions of the Escrow Instructions.

          (ii)   Interest shall accrue from the date the Term Loan is made at the rate specified in Section 2.3(a), and shall be payable monthly on the first day of each month commencing on the first day of the first month after the Term Loan is made. The Term Loan shall be repaid in thirty-six (36) equal monthly installments of principal in the amount of Thirteen Thousand Five Hundred Thirty Dollars ($13,530), plus accrued but unpaid interest, commencing on the first day of the first month after the Term Loan is made and continuing on the same day of each month thereafter through the Term Loan Maturity Date, at which time all amounts owing under this Section 2.1(b) shall be immediately due and payable. Notwithstanding the foregoing, the Excess Loan Amount shall be repaid in twenty-four (24) equal monthly payments of principal plus accrued but unpaid interest, commencing on the first day of the first month after Bank receives and approves the Appraisal (and provides notice of the same to Parent), and continuing on the same day of each month thereafter until the Excess Loan Amount is paid in full. The Term Loan, once repaid, may not be reborrowed. Except as otherwise set forth herein, Borrower may prepay the Term Loan without penalty or premium."

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        4.     New Section 2.1(c) hereby is added to the Agreement to read as follows:

          "(c)    Letter of Credit.    In reliance on the representations and warranties of Borrowers set forth herein, on or about the date of this Amendment, Bank shall issue for the account of Ashford a Letter of Credit as Parent may request by delivering to Bank a duly executed letter of credit application on Bank's standard form; provided, however, that the outstanding and undrawn amounts under all such Letter of Credit shall not at any time exceed One Million Four Hundred Fifty Thousand Two Hundred Dollars ($1,450,200). The Letter of Credit shall be delivered by Bank to the Escrow Agent, to be released only in accordance with the terms and conditions of the Escrow Instructions. Any drawn but unreimbursed amounts under the Letter of Credit shall be charged against the balance in any deposit accounts held by Bank and/or certificates of deposit or time deposit accounts issued by Bank in any Borrower's name (and any interest paid thereon or proceeds thereof). In the event of drawn but unreimbursed amounts under the Letter of Credit, Borrowers authorize Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by any Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Letters of Credit are outstanding. The Letter of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form application and letter of credit agreement. Borrowers will pay any standard issuance and other fees that Bank notifies Parent it will charge for issuing and processing the Letter of Credit."

        5.     Section 2.3(a) of the Agreement hereby is amended and restated in its entirety to read as follows:

          "(a)    Interest Rates.

            (i)    Equipment Advances.    Except as set forth in Section 2.3(b), the Equipment Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to one and one half percent (1 .50%) above the Prime Rate.

            (ii)    Term Loan.    Except as set forth in Section 2.3(b), the Term Loan shall bear on the outstanding Daily Balance thereof, at either (a) a floating rate (the "Floating Rate Option") equal to one percent (1.00%) above the Prime Rate, or (b) after Bank's receipt and review of the Appraisal (and determination of any Mandatory Prepayment Amount (as defined below), if any), a fixed rate (the "Fixed Rate Option") equal to one and one half percent (1.50%) above the Prime Rate as in effect on the date of election of the Fixed Rate Option. Unless Borrower advises Bank to the contrary prior to or concurrently with the execution and delivery by Borrower of this Amendment, the interest rate in effect with respect to the Term Loan from the date of this Amendment shall be the Floating Rate Option. At any time thereafter, Borrower shall be entitled, one (1) time during such amortization period, upon five (5) Business Days prior written notice to Bank, to elect thereafter to pay interest thereon at the Fixed Rate Option. Such election by Borrower, once made, shall be irrevocable for the remainder of the term of repayment of the Term Loan. In the event Borrower elects to pay interest on the Term Loan at the Fixed Rate Option, the Term Loan may be prepaid by Borrower, other than pursuant to Section 2.3(e) hereof, only in accordance with the prepayment penalty provisions set forth in Appendix I hereto (the "Prepayment Penalty Provisions")."

        6.     New Section 2.3(e) hereby is added to the Agreement to read as follows:

          "(e)    Mandatory Prepayment.    Within five (5) Business Days of Bank's receipt and approval of the Appraisal (and notice of the same to Parent), Borrowers shall pay to Bank on account of the Term Loan, an amount (the "Mandatory Prepayment Amount") equal to the Excess Loan Amount minus Two Million Dollars ($2,000,000). The Mandatory Prepayment Amount shall be

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  applied by Bank to the Term Loan in the reverse order in which the principal payments would have been due under the Term Loan's principal amortization schedule."

        7.     New Section 4.4 hereby is added to the Agreement to read as follows:

          "4.4    Pledge of Collateral.    Each Borrower hereby pledges, assigns and grants to Bank a security interest in all the respective Borrower's Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the date of this Amendment, the certificate or certificates for the Shares will be delivered to Bank, accompanied by an instrument of assignment duly executed in blank by the appropriate Borrower. To the extent required by the terms and conditions governing the Shares, each Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence of an Event of Default hereunder, Bank may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Bank and cause new certificates representing such securities to be issued in the name of Bank or its transferee. Each Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Bank may reasonably request to perfect or continue the perfection of Bank's security interest in the Shares. Unless an Event of Default shall have occurred and be continuing, each Borrower shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default."

        8.     New Section 4.5 hereby is added to the Agreement to read as follows:

          "4.5    Pledge of Account.    Borrowers hereby pledge to Bank and grant to Bank a security interest in Comerica Bank account no. 1892037647, which shall at all times have a minimum balance of One Million Dollars ($1,000,000), together with all proceeds and substitutions thereof, all interest paid thereon, and all other cash and noncash proceeds of the foregoing (all hereinafter called the "Pledged Collateral"), as security for the prompt payment and performance of all of Borrowers' Obligations. Borrowers shall enter into such control or other agreements as Bank requests in order to perfect or ensure the priority of Bank's security interest in the Pledged Collateral. Upon (a) Bank's receipt and satisfactory review of the Appraisal, which shall reflect a minimum value of the Real Property of Four Million Dollars ($4,000,000), or (b) Borrower's satisfaction of the Mandatory Prepayment, Bank shall release the Pledged Collateral to Borrower."

        9.     Section 5.12 of the Agreement hereby is amended and restated in its entirety to read as follows:

          "5.12    Environmental Condition.    To the best of Borrower's knowledge, except as disclosed in the Schedule, none of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in

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  the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment."

        10.   New Section 5.18 hereby is added to the Agreement to read as follows:

          "5.18    Shares.    Each Borrower has full power and authority to create a first lien on the respective Shares and no disability or contractual obligation exists that would prohibit such Borrower from pledging the Shares pursuant to this Agreement. To each Borrower's knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To each Borrower's knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and no Borrower knows of any reasonable grounds for the institution of any such proceedings.

        11.   Section 6.3 (b) of the Agreement is hereby amended to replace the words "one hundred twenty (120)" with "one hundred eighty (180)."

        12.   New Section 6.6(c) hereby is added to the Agreement to read as follows:

          "(c) In the event a deed of trust by and between Borrower and Bank provides insurance requirements as to certain Collateral, the insurance requirements of said deed of trust shall govern with regard to such Collateral."

        13.   Section 6.8 of the Agreement hereby is amended and restated in its entirety to read as follows:

          "6.8    Intentionally Omitted."

        14.   Section 6.9 of the Agreement hereby is amended and restated in its entirety to read as follows:

          "6.9    Stock Purchase Agreement.    By March 31, 2005, BPE shall have sold and issued equity interests to Warburg Pincus Private Equity VIII, L.P., or any of its Affiliates (collectively, "WP"), the aggregate net cash proceeds of which shall be no less than $1.5 million. By July 31, 2005, BPE and WP shall have entered into an agreement, on terms acceptable to WP, that has been approved and accepted by BPE's Board of Directors, which provides for the sale by BPE and the purchase by WP, of equity interests of BPE, the net proceeds of which shall be in an amount sufficient to cover actual losses of BPE and its Subsidiaries on a consolidated basis as of July 31, 2005, such losses to be certified by the Chief Executive Officer and the Chief Financial Officer of BPE as being true and accurate provided, however, that in no event shall such net proceeds be more than $3.5 million."

        15.   New Section 6.12 hereby is added to the Agreement to read as follows:

          "6.12    Maximum Net Loss; Profitability.    For the 2005 and 2006 fiscal years, BPE and its Subsidiaries, measured quarterly on a consolidated basis, shall not suffer a net loss in any single quarter in excess of twenty percent (20%) of the net loss projected for that quarter in the projections attached hereto as Annex I. Notwithstanding the foregoing, for any two consecutive fiscal quarters during such fiscal years, BPE and its Subsidiaries, on a consolidated basis, shall not suffer a cumulative net loss in excess of the net loss for such two quarters projected in the projections attached hereto as Annex I. Not later than December 31, 2005, BPE may, in its sole discretion, deliver to Bank a projection for 2006 (the "Subsequent Projection"). If the Bank does not object to the Subsequent Projection within 30 days of Bank's receipt thereof, Annex I shall automatically be deemed amended to instead include the Subsequent Projection as the basis for this "Maximum Net Loss; Profitability" covenant for fiscal year 2006. Borrowers and Bank agree to negotiate in good faith to amend this covenant based upon the Subsequent Projection, if delivered and deemed included herein as set forth above. If BPE determines not to or fails timely to deliver to Bank a projection for 2006 as provided above, the projections set forth in Annex I shall continue in full force and effect."

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        16.   New Section 6.13 hereby is added to the Agreement to read as follows:

          "6.13    Appraisal.    Borrowers shall cooperate with Bank and Bank's appraisers in connection with such appraisers' access to the Real Property, and preparation and delivery of the Appraisal."

        17.   Section 7.1 of the Agreement hereby is amended and restated in its entirety to read as follows:

          "7.1    Dispositions.    Except as otherwise permitted under Section 7.8, convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) Transfers of worn-out or obsolete Equipment which was not financed by Bank."

        18.   Section 7.2 of the Agreement hereby is amended and restated in its entirety to read as follows:

          "7.2    Change in Business; Change in Control or Executive Office.    Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower or any its Subsidiaries after taking into account the Acquisition, and any business substantially similar or related (or incidental) thereto; or cease to conduct business in the manner conducted by Borrower as of the Closing Date after taking into account the Acquisition and without regard to Borrower's business with Charter Oak State College; or suffer or permit a Change of Control; or without thirty (30) days prior written notification to Bank, relocate its chief executive office or state of incorporation or change its legal name; or without Bank's prior written consent, change the date on which its fiscal year ends."

        19.   Section 7.8 of the Agreement hereby is amended and restated to read as follows:

          "7.8    Transactions with Affiliates.    Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person; provided, however, that (x) Borrower and its Subsidiaries may have employees common to each other and may transfer employees between and among themselves; and (y) BPE may make capital contributions to Ashford (collectively, the "Ashford Contributions") from time to time not to exceed Four Million Dollars ($4,000,000) in the aggregate per fiscal year (excluding amounts contributed by BPE to Ashford in connection with the consummation of the Acquisition), provided the Ashford Contributions are allocated to and expended for the Operating Activities of Ashford and not accumulated beyond Five Hundred Thousand Dollars ($500,000) as cash on Ashford's books at any time. As used herein, "Operating Activities" means operating expenses, capital expenditures, and working capital requirements primarily related to the timing of collection of accounts receivable, all in Ashford's ordinary course of business."

        20.   The address for the Borrower set forth in Section 10 of the Agreement hereby is amended to read as follows:

"If to Borrower:	BRIDGEPOINT EDUCATION, INC. 13880 Stowe Drive Poway, CA 92064-8826
BRIDGEPOINT EDUCATION REAL ESTATE HOLDINGS, LLC 400 North Bluff Boulevard Clinton, Iowa 52732"

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        21.   Article 14 hereby is added to the Agreement to read as follows:

          "14.    CO-BORROWERS.

            14.1    Co-Borrowers.    Borrowers are jointly and severally liable for the Obligations and Bank may proceed against one Borrower to enforce the Obligations without waiving its right to proceed against the other Borrower. This Agreement and the Loan Documents are a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Bank and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all of the Credit Extensions were advanced to such Borrower. Bank may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers, including without limitation Advance Request Forms, Borrowing Base Certificates and Compliance Certificates. Borrowers are jointly and severally liable for the Obligations and Bank may proceed against one or more of the Borrowers to enforce the Obligations without waiving its right to proceed against any of the other Borrowers. Each Borrower appoints each other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of both Borrowers, to act as disbursing agent for receipt of any Advances on behalf of each Borrower and to apply to Bank on behalf of each Borrower for Advances, any waivers and any consents. This authorization cannot be revoked, and Bank need not inquire as to one Borrower's authority to act for or on behalf of another Borrower.

            14.2    Subrogation and Similar Rights.    Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives, until all obligations are paid in full and Bank has no further obligation to make Credit Extensions to Borrower, all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

            14.3    Waivers of Notice.    Each Borrower waives, to the extent permitted by law, notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default except as set forth herein; notice of the amount of the Obligations outstanding at any time; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower's risk; presentment for payment; demand; protest and notice thereof as to any instrument; and all other notices and demands to which the Borrower would otherwise be entitled by virtue of being a co-borrower or a surety. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Bank's failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Each Borrower also waives

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    any defense arising from any act or omission of Bank that changes the scope of the Borrower's risks hereunder. Each Borrower hereby waives any right to assert against Bank any defense (legal or equitable), setoff, counterclaim, or claims that such Borrower individually may now or hereafter have against another Borrower or any other Person liable to Bank with respect to the Obligations in any manner or whatsoever.

            14.4    Subrogation Defenses.    Until all Obligations are paid in full and Bank has no further obligation to make Credit Extensions to Borrower, each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899, and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.

            14.5    Right to Settle, Release.

            (a)   The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Bank may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

            (b)   Without notice to any Borrower and without affecting the liability of any Borrower hereunder, Bank may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower, (ii) grant other indulgences to a Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to a Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

            14.6    Subordination.    All indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Obligations and the Borrower holding the indebtedness shall take all actions reasonably requested by Bank to effect, to enforce and to give notice of such subordination."

        22.   Exhibit C to the Agreement hereby is replaced in its entirety with Exhibit C attached hereto.

        23.   Notwithstanding any provision in the Agreement to the contrary, subject to the terms and conditions (and execution and delivery) of this Amendment, Bank hereby consents to Borrowers' consummation of the Acquisition.

        24.   No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank's failure at any time to require strict performance by a Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

        25.   Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as

8

expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

        26.   Each Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

        27.   As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a)   this Amendment, duly executed by Borrowers;

          (b)   a Certificate of the Secretary of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

          (c)   a UCC Financing Statement naming BEREH as debtor;

          (d)   a UCC Financing Statement Amendment, reflecting the correct address for BPE;

          (e)   fully executed copies of the Acquisition Documents;

          (f)    fully executed copies of the Real Estate Documents;

          (g)   evidence of receipt by BPE of net proceeds from the issuance and sale by BPE of its equity securities, on terms and from investors reasonably acceptable to Bank, in the minimum amount of Five Million Five Hundred Thousand Dollars ($5,500,000), which shall be used by Borrower, together with the proceeds of the Term Loan, to consummate the Acquisition;

          (h)   the certificate(s) for the Shares, together with Assignment(s) Separate from Certificate, duly executed by in blank;

          (i)    a warrant to purchase BPE's stock;

          (j)    a facility fee in the amount of $17,500 (receipt of $12,000 of which hereby is acknowledged by Bank, which shall be applied by Bank to satisfy Bank Expenses, with any remaining amount to be applied by Bank to the facility fee), which may be debited from any of Borrowers' accounts;

          (k)   all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrowers' accounts; and

          (l)    such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

        28.   This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

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        In witness whereof, the undersigned have executed this Amendment as of the first date above written.

BRIDGEPOINT EDUCATION, INC., a Delaware corporation
By:	/s/ ANDREW CLARK
Title:	Chief Executive Officer
BRIDGEPOINT EDUCATION REAL ESTATE HOLDINGS, LLC, an Iowa Limited Liability Company
By:	/s/ ANDREW CLARK
Title:	Chief Executive Officer
COMERICA BANK
By:	/s/ COMERICA BANK
Title:	Senior V.P.

[Signature Page to First Amendment to Loan & Security Agreement)

10

 SECOND AMENDMENT
TO LOAN AND SECURITY AGREEMENT

        This Second Amendment to Loan and Security Agreement (this "Amendment") is entered into as of June 13, 2006, by and between COMERICA BANK ("Bank") and BRIDGEPOINT EDUCATION, INC. and BRIDGEPOINT EDUCATION REAL ESTATE HOLDINGS, LLC (each, a "Borrower" and collectively, Borrowers").

RECITALS

        Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of April 12, 2004, as amended from time to time, including but not limited to that certain First Amendment to Loan and Security Agreement dated as of March 9, 2005 (collectively, the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

        NOW, THEREFORE, the parties agree as follows:

        1.     The following defined terns in Section 1.1 of the Agreement hereby are amended or restated as follows:

          "Advance" or "Advances" means a cash advance or cash advances under the Revolving Line.

          "Credit Extension" means each Advance, Equipment Advance, Equipment Line B Advance, Term Loan, or any other extension of credit by Bank to or for the benefit of Borrowers hereunder.

          "Equipment Line B" means a Credit Extension of up to Two Hundred Thousand Dollars ($200,000).

          "Equipment Line B Advances" means a cash advance or cash advance under the Equipment Line B.

          "Equipment Line B Maturity Date" means June 13, 2010.

          "Revolving Line" means a credit extension of up to One Million Dollars ($1,000,000).

          "Revolving Maturity Date" means the day before the first anniversary of the date of this Amendment.

          "Tranche A" has the meaning assigned in Section 2.1(e)(i).

          "Tranche A Availability End Date" means December 13, 2006.

          "Tranche A Equipment Advance" or "Tranche A Equipment Advances" means any Equipment Line B Advances(s) made under Tranche A.

          "Tranche B" has the meaning assigned in Section 2.1(e)(i).

          "Tranche B Availability End Date" means June 13, 2007.

          "Tranche B Equipment Advance" or "Tranche B Equipment Advances" means any Equipment Line B Advances(s) made under Tranche B.

        2.     New Section 2.1(d) hereby is added to the Agreement to reads as follows:

          "(d)    Advances Under Revolving Line.

            (i)    Amount.    Subject to and upon the terms and conditions of this Agreement (1) BPE may request Advances in an aggregate outstanding amount not to exceed the Revolving Line, and (2) amounts borrowed pursuant to this Section 2.1(d) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(d) shall be immediately due and payable. Borrowers may prepay any Advances without penalty or premium.

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            (ii)    Form of Request.    Whenever BPE desires an Advance, BPE will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time (1:00 p.m. Pacific time for wire transfers), on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof and Borrowers shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(d) to BPE's deposit account."

        3.     New Section 2.1(e) hereby is added to the Agreement to read as follows:

          "(e)    Equipment Line B Advances.

          (i)    Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Equipment Line B Advances to BPE in two (2) tranches, Tranche A and Tranche B. BPE may request Equipment Line B Advances under Tranche A at any time from the date hereof through the Tranche A Availability End Date. BPE may request Equipment Line B Advances under Tranche B at anytime from the Tranche A Availability End Date through the Tranche B Availability End Date. The aggregate outstanding amount of Tranche A Equipment Line B Advances and Tranche B Equipment Line B Advances shall not exceed the Equipment Line. Each Equipment Line B Advance shall not exceed one hundred percent (100%) of the invoice amount of equipment and software approved by Bank from time to time (which Borrowers shall, in any case, have purchased within 90 days of the date of the corresponding Equipment Line B Advance), excluding taxes, shipping, warranty charges, freight discounts and installation expense.

          (ii)   Interest shall accrue from the date of each Equipment Line B Advance at the rate specified in Section 2.3(a), and shall be payable in accordance with Section 2.3(c). Any Equipment Line B Advances that are outstanding under Tranche A on the Tranche A Availability End Date shall be payable in thirty-six (36) equal monthly installments of principal, plus all accrued interest, beginning on January 13, 2007, and continuing on the same day of each month thereafter until paid in full. Any Equipment Line B Advances that are outstanding under Tranche B on the Tranche B Availability End Date shall be payable in thirty-six (36) equal monthly installments of principal, plus all accrued interest, beginning on July 13, 2007, and continuing on the same day of each month thereafter through the Equipment Line B Maturity Date, at which time all amounts due in connection with Tranche B Equipment Line B Advance made under this Section 2.1(e) and any other amounts due under this Agreement shall be immediately due and payable. Equipment Line B Advances, once repaid, may not be reborrowed Borrowers may prepay any Equipment Line B Advances without penalty or premium.

          (iii)  When BPE desires to obtain an Equipment Line B Advance, BPE shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time three (3) Business Days before the day on which the Equipment Line B Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for any Equipment to be financed."

        4.     New subsections (iii) and (iv) hereby are added to Section 2.3(a) of the Agreement to read as follows:

            "(iii)    Advances.    Except as set forth in Section 2.3(b), the Advances shall bear interest on the outstanding daily balance thereof, at a variable rate equal to one and one half percent (1.50%) above the Prime Rate; and

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            (iv)    Equipment Line B Advances.    Except as set forth in Section 2.3(b), the Equipment Line B Advances shall bear interest, on the outstanding daily balance thereof, at a rate equal to one percent (1.00%) above the Prime Rate."

        5.     A new unnumbered paragraph hereby is added to the end of Section 6.3 of the Agreement to read as follows:

          "Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank aged listings by invoice date of accounts receivable and accounts payable."

        6.     Exhibit C to the Agreement hereby is replaced in its entirety with Exhibit C attached hereto.

        7.     All references in the Loan Documents (except the Warrant) to Bank's address at 2321 Rosecrans Ave., Suite 5000, El Segundo, CA 90245 shall mean and refer to 75 East Trimble Road, MIC 4770, San Jose, California 95131, Attn: Manager, FAX: (408) 556-5091; and the reference to the Bank's address at 11512 El Camino Real, Ste. 350, San Diego, CA 92130, Attn: Michael A. Berrier shall mean and refer to 11943 El Camino Real, Ste. 110B, San Diego, CA 92130, Attn: Raquel Cunningham. The reference in the Warrant to Bank's address(es) shall mean and refer to 500 Woodward Avenue, 32nd Floor, MC 3379, Detroit, MI 48226.

        8.     Section 11 of the Agreement hereby is amended and restated in its entirety to read as follows:

          "11.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

          This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES."

        9.     Section 12 of the Agreement hereby is amended and restated in its entirety to read as follows:

          "12    REFERENCE PROVISION.

          In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

            12.1    Mechanics.

            (a)   With the exception of the items specified in clause (c), below, any controversy, dispute or claim (each, a "Claim") between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the "Comerica Documents"), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure ("CCP"), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Comerica Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the "Court").

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            (b)   The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

            (c)   The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

            (d)   The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

            (e)   The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party's failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to "priority" in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

            12.2    Procedures.    Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any heating conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee's power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

            12.3    Application of Law.    The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which

4

    would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for anew trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

            12.4    Repeal.    If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

            12.5   THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER COMERICA DOCUMENTS."

        10.   No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right Bank's failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

        11.   Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

        12.   Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

        13.   As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a)   this Amendment, duly executed by each Borrower,

          (b)   a Certificate of the Secretary of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

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          (c)   an Amendment to and Affirmation (or similar) of that certain (i) Deed of Trust, Mortgage, Security Agreement and Fixture Filing (With Assignment of Rents and Leases); (ii) Assignment of Real Property Leases and Rents; (iii) Subordination Agreement; and Environmental Indemnity;

          (d)   a facility fee in the amount of $10,000, which may be debited from any of Borrower's accounts;

          (e)   all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts; and

          (f)    such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

        14.   This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

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        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BRIDGEPOINT EDUCATION, INC.
By:	/s/ ANDREW CLARK
Title:	Chief Executive Officer

BRIDGEPOINT EDUCATION REAL ESTATE HOLDINGS, LLC
By:	/s/ ANDREW CLARK
Title:	Chief Executive Officer

COMERICA BANK
By:	/s/ COMERICA BANK
Title:	Senior V.P.

[Signature Page to Second Amendment to Loan & Security Agreement]

 THIRD AMENDMENT
TO LOAN AND SECURITY AGREEMENT

        This Third Amendment to Loan and Security Agreement (this "Amendment") is entered into as of January 11, 2007, by and between COMERICA BANK ("Bank") and BRIDGEPOINT EDUCATION, INC. and BRIDGEPOINT EDUCATION REAL ESTATE HOLDINGS, LLC (each, a "Borrower" and collectively, "Borrowers").

RECITALS

        Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of April 12, 2004, as amended from time to time, including but not limited to that certain First Amendment to Loan and Security Agreement dated as of March 9, 2005 and that certain Second Amendment to Loan and Security Agreement dated as of June 13, 2006 (collectively, the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

        NOW, THEREFORE, the parties agree as follows:

        1.     The following defined terms in Section 1.1 of the Agreement hereby are amended or restated as follows:

          "Amendment" means this Third Amendment to Loan and Security Agreement dated as of January 11, 2007.

          "Revolving Line" means a credit extension of up to (a) One Million Five Hundred Thousand Dollars ($1,500,000) from the date of this Amendment through February 11, 2007, and (b) One Million Dollars ($1,000,000) thereafter.

        2.     No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right Bank's failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

        3.     Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

        4.     Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

        5.     As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a)   this Amendment, duly executed by each Borrower;

          (b)   a Certificate of the Secretary of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

          (c)   a Second Amendment to and Affirmation (or similar) of that certain (i) Deed of Trust, Mortgage, Security Agreement and Fixture Filing (With Assignment of Rents and Leases);

1

  (ii) Assignment of Real Property Leases and Rents; (iii) Subordination Agreement; and Environmental Indemnity;

          (d)   a facility fee in the amount of $2,500, which may be debited from any of Borrower's accounts;

          (e)   all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts; and

          (f)    such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

        6.     This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

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        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BRIDGEPOINT EDUCATION, INC.
By:	/s/ DANIEL J. DEVINE
Title:	Chief Financial Officer

BRIDGEPOINT EDUCATION REAL ESTATE HOLDINGS, LLC
By:	/s/ DANIEL J. DEVINE
Title:	Chief Financial Officer

COMERICA BANK
By:	/s/ COMERICA BANK
Title:	CBO

[Signature Page to Third Amendment to Loan & Security Agreement]

3

 FOURTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

        This Fourth Amendment to Loan and Security Agreement (this "Amendment") is entered into as of March 12, 2007, by and between COMERICA BANK ("Bank") and BRIDGEPOINT EDUCATION, INC. and BRIDGEPOINT EDUCATION REAL ESTATE HOLDINGS, LLC (each, a "Borrower" and collectively, "Borrowers").

RECITALS

        Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of April 12, 2004, as amended from time to time, including but not limited to that certain First Amendment to Loan and Security Agreement dated as of March 9, 2005, that certain Second Amendment to Loan and Security Agreement dated as of June 13, 2006, that certain Third Amendment to Loan and Security Agreement dated as of January 11, 2007 (collectively, the "Agreement").

        Borrowers have requested Bank to consent to the issuance by Borrowers of a Grid Note to Warburg Pincus Private Equity VIII, LP, in the original principal amount of $3,000,000. Bank has agreed to so consent subject to the terms and conditions of this Amendment. The parties further desire to amend the Agreement in accordance with the terms of this Amendment.

        NOW, THEREFORE, the parties agree as follows:

        1.     The following defined terms in Section 1.1 of the Agreement hereby are amended or restated as follows:

          "Grid Note" means that certain Grid Note made by Borrowers (or any of them) in favor of Warburg in the original principal amount of $3,000,000.

          "Letter of Credit" means a commercial or standby letter of credit or similar undertaking issued by Bank at Borrower's request in accordance with Section 2.1(d)(iii).

          "Letter of Credit Sublimit" means a sublimit for Letters of Credit under the Revolving Line not to exceed Two Million One Hundred Twenty Thousand Two Hundred Dollars ($2,120,200).

          "Revolving Line" means a credit extension of up to Four Million Twenty Thousand Two Hundred Dollars ($4,020,200).

          "Revolving Maturity Date" means June 12, 2008.

          "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the sum of the capital stock, partnership interest or limited liability company interest of Borrower and its Subsidiaries minus intangible assets, determined in accordance with GAAP. For purposes of this definition, the Grid Note constitutes debt and not equity.

          "Warburg" means Warburg Pincus Private Equity VIII, L.P.

        2.     Bank hereby consents to Borrowers execution, delivery and performance of the Grid Note. The Indebtedness evidenced by the Grid Note shall be deemed "Permitted Indebtedness" and "Subordinated Debt" under the Agreement. The security interest created by the Grid Note shall be a "Permitted Lien" under the Agreement. Bank hereby waives any default or Event of Default under the Agreement as a result of the execution, delivery or performance of the Grid Note, including but not limited to Section 7.8 of the Agreement.

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        3.     Section 2.1(d)(i) of the Agreement hereby is amended and restated in its entirety to read as follows:

            "(i)    Amount.    Subject to and upon the terms and conditions of this Agreement (1) BPE may request Advances in an aggregate outstanding amount not to exceed the Revolving Line, less any amounts outstanding under the Letter of Credit Sublimit, and (2) amounts borrowed pursuant to this Section 2.1(d) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(d) shall be immediately due and payable. Borrowers may prepay any Advances without penalty or premium."

        4.     New Sections 2.1(d)(iii) and (iv) hereby are added to the Agreement to read as follows:

            "(iii)    Letter of Credit Sublimit.    Subject to the availability under the Revolving Line, and in reliance on the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving Maturity Date, Bank shall issue for the account of Borrower such Letters of Credit as Borrower may request by delivering to Bank a duly executed letter of credit application on Bank's standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (i) shall not at any time exceed the Letter of Credit Sublimit, and (ii) shall be deemed to constitute Advances for the purpose of calculating availability under the Revolving Line. Any drawn but unreimbursed amounts under any Letters of Credit shall be charged as Advances against the Revolving Line. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form application and letter of credit agreement Borrower will pay any standard issuance and other fees that Bank notifies Borrower it will charge for issuing and processing Letters of Credit.

            (iv)    Collateralization of Obligations Extending Beyond Maturity.    If Borrower has not secured to Bank's satisfaction its obligations with respect to any Letters of Credit by the Revolving Maturity Date, then, effective as of such date, the balance in any deposit accounts held by Bank and the certificates of deposit or time deposit accounts issued by Bank in Borrower's name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates or accounts), shall automatically secure such obligations to the extent of the then continuing or outstanding and undrawn Letters of Credit. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Letters of Credit are outstanding or continue.

        5.     Section 6.7 of the Agreement hereby is amended and restated in its entirety to read as follows:

            "6.7    Tangible Net Worth.    Borrower shall at all times maintain a Tangible Net Worth of not less than (i) One Million Five Hundred Thousand Dollars ($1,500,000) from March 31, 2007 through December 30, 2007; and (ii) Two Million Five Hundred Thousand Dollars ($2,500,000) thereafter."

        6.     Exhibit C to the Agreement hereby is replaced in its entirety with Exhibit C attached hereto.

        7.     No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank's failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to

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demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

        8.     Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

        9.     Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

        10.   As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a)   this Amendment, duly executed by each Borrower;

          (b)   a Certificate of the Secretary of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

          (c)   a Third Amendment to and Affirmation (or similar) of that certain (i) Deed of Trust, Mortgage, Security Agreement and Fixture Filing (With Assignment of Rents and Leases); (ii) Assignment of Real Property Leases and Rents; (iii) Subordination Agreement; and Environmental Indemnity;

          (d)   a facility fee in the amount of $8,750, which may be debited from any of Borrower's accounts;

          (e)   a Subordination Agreement from [Warburg Pincus], in form and content reasonably acceptable to Bank;

          (f)    all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts; and

          (g)   such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

        11.   This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

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        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BRIDGEPOINT EDUCATION, INC.
By:	/s/ DANIEL J. DEVINE
Title:	Chief Financial Officer

BRIDGEPOINT EDUCATION REAL ESTATE HOLDINGS, LLC
By:	/s/ DANIEL J. DEVINE
Title:	Chief Financial Officer

COMERICA BANK
By:	/s/ COMERICA BANK
Title:	CBO

[Signature Page to Fourth Amendment to Loan & Security Agreement]

 FIFTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

        This Fifth Amendment to Loan and Security Agreement (this "Amendment") is entered into as of October 1, 2007, by and between COMERICA BANK ("Bank") and BRIDGEPOINT EDUCATION, INC. and BRIDGEPOINT EDUCATION REAL ESTATE HOLDINGS, LLC (each, a "Borrower" and collectively, "Borrowers").

RECITALS

        Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of April 12, 2004, as amended from time to time, including but not limited to that certain First Amendment to Loan and Security Agreement dated as of March 9, 2005, that certain Second Amendment to Loan and Security Agreement dated as of June 13, 2006, that certain Third Amendment to Loan and Security Agreement dated as of January 11, 2007, and that certain Fourth Amendment to Loan and Security Agreement dated as of March 12, 2007 (collectively, the "Agreement").

        NOW, THEREFORE, the parties agree as follows:

        1.     The following defined terms in Section 1.1 of the Agreement hereby are added, amended or restated as follows:

          "Letter of Credit Sublimit" means a sublimit for Letters of Credit under the Revolving Line not to exceed Three Million Six Hundred Ninety Seven Thousand Eight Hundred Twenty Six Dollars ($3,697,826).

          "Revolving Line" means a credit extension of up to Six Million Dollars ($6,000,000).

        2.     No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank's failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

        3.     Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

        4.     Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

        5.     As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a)   this Amendment, duly executed by each Borrower;

          (b)   a Certificate of the Secretary of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

          (c)   a Fourth Amendment to and Affirmation of that certain (i) Deed of Trust, Mortgage, Security Agreement and Fixture Filing (With Assignment of Rents and Leases); (ii) Fourth

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  Amendment to and Assignment of Real Property Leases and Rents; (iii) Fourth Amendment to and Affirmation of Subordination Agreement;

          (d)   an Affirmation of Subordination, duly executed by Warburg Pincus Private Equity VIII, L.P.;

          (e)   an amendment fee in the amount of $2,500, which may be debited from any of Borrower's accounts;

          (f)    all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts; and

          (g)   such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

        6.     This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

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        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BRIDGEPOINT EDUCATION, INC.
By:	/s/ ANDREW CLARK
Title:	Chief Executive Officer
BRIDGEPOINT EDUCATION REAL ESTATE HOLDINGS, LLC
By:	/s/ ANDREW CLARK
Title:	Chief Executive Officer
COMERICA BANK
By:	/s/ COMERICA BANK
Title:

[Signature Page to Fifth Amendment to Loan & Security Agreement]

 SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

        This Sixth Amendment to Loan and Security Agreement (this "Amendment") is entered into as of March 9, 2008, by and between COMERICA BANK ("Bank") and BRIDGEPOINT EDUCATION, INC. and BRIDGEPOINT EDUCATION REAL ESTATE HOLDINGS, LLC (each, a "Borrower" and collectively, "Borrowers").

RECITALS

        Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of April 12, 2004, as amended from time to time, including but not limited to that certain First Amendment to Loan and Security Agreement dated as of March 9, 2005, that certain Second Amendment to Loan and Security Agreement dated as of June 13, 2006, that certain Third Amendment to Loan and Security Agreement dated as of January 11, 2007, that certain Fourth Amendment to Loan and Security Agreement dated as of March 12, 2007 and that certain Fifth Amendment to Loan and Security Agreement dated as of October 1, 2007 (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

        NOW, THEREFORE, the parties agree as follows:

        1.     The following defined terms in Section 1.1 of the Agreement hereby are added, amended or restated as follows:

          "Letter of Credit Sublimit" means a sublimit for Letters of Credit under the Revolving Line not to exceed Two Million Fifty Four Thousand Seven Hundred Twenty Six Dollars ($2,054,726).

          "Revolving Line" means a Credit Extension of up to Five Million Dollars ($5,000,000).

          "Sixth Amendment" means that certain Sixth Amendment to Loan and Security Agreement dated as of March 9, 2008.

          "Term Loan B" has the meaning set forth in Section 2.l(b).

          "Term Loan B Maturity Date" means March 1, 2011.

        2.     Section 2.l(b) of the Agreement hereby is amended and restated in its entirety to read as follows:

            "(b)    Term Loan B.

            (i)    Subject to and upon the terms and conditions of this Agreement, on the date of the Sixth Amendment or as soon thereafter as practical, Bank shall make one term loan to Parent in an aggregate amount not to exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) ("Term Loan B"), which amount shall be used to refinance the existing Term Loan and for working capital.

            (ii)   Interest shall accrue from the date Term Loan B is made at the rate specified in Section 2.3(a). Term Loan B shall be repaid in thirty-six (36) monthly installments of principal and interest in an amount based upon a ten (10) year amortization schedule, commencing on the first day of the first month after Term Loan B is made and continuing on the same day of each month thereafter through the Term Loan B Maturity Date, at which time all amounts owing under this Section 2.l(b) shall be immediately due and payable. Term Loan B, once repaid, may not be reborrowed. Except as otherwise set forth herein, Borrower may prepay Term Loan B without penalty or premium."

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        3.     Section 2.3(a)(ii) of the Agreement hereby is amended and restated in its entirety to read as follows:

            "(ii) Term Loan B. Except as set forth in Section 2.3(b), Term Loan B shall bear interest on the outstanding Daily Balance thereof, at a floating rate equal to one half of one percent (0.50%) above the Prime Rate."

        4.     Section 2.3(e) of the Agreement hereby is amended and restated in its entirety to read as follows:

            "(e)    Intentionally Omitted."

        5.     Section 6.7 of the Agreement hereby is amended and restated in its entirety to read as follows:

            "6.7    Tangible Net Worth.    Borrowers shall at all times maintain a Tangible Net Worth of not less than Four Million Dollars ($4,000,000)."

        6.     Exhibit C to the Agreement hereby is replaced in its entirety with Exhibit C attached hereto.

        7.     No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank's failure at any time to require strict performance by Borrowers of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

        8.     Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

        9.     Each Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

        10.   As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a)   this Amendment, duly executed by Borrowers;

          (b)   a signed Acknowledgement in the form attached hereto as Annex A;

          (c)   a Certificate of the Secretaries of Borrowers with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

          (d)   a Fifth Amendment to and Affirmation (or similar) of that certain (i) Deed of Trust, Mortgage, Security Agreement and Fixture Filing (With Assignment of Rents and Leases); (ii) Assignment of Real Property Leases and Rents; (iii) Subordination Agreement; and Environmental Indemnity;

          (e)   a facility fee in the amount of Eighteen Thousand Seven Hundred Fifty Dollars ($18,750), which may be debited from any of Borrowers' accounts;

          (f)    all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrowers' accounts; and

          (g)   such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

        11.   This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BRIDGEPOINT EDUCATION, INC.
By:	/s/ DANIEL J. DEVINE
Title:	Chief Financial Officer
BRIDGEPOINT EDUCATION REAL ESTATE HOLDINGS, LLC
By:	/s/ DANIEL J. DEVINE
Title:	Chief Financial Officer
COMERICA BANK
By:	/s/ COMERICA BANK
Title:	V.P.

[Signature Page to Sixth Amendment to Loan and Security Agreement]

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 SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

        This Seventh Amendment to Loan and Security Agreement (this "Amendment") is entered into as of June 12, 2008, by and between COMERICA BANK ("Bank") and BRIDGEPOINT EDUCATION, INC. and BRIDGEPOINT EDUCATION REAL ESTATE HOLDINGS, LLC (each, a "Borrower" and collectively, "Borrowers").

RECITALS

        Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of April 12, 2004, as amended from time to time, including but not limited to that certain First Amendment to Loan and Security Agreement dated as of March 9, 2005, that certain Second Amendment to Loan and Security Agreement dated as of June 13, 2006, that certain Third Amendment to Loan and Security Agreement dated as of January 11, 2007, that certain Fourth Amendment to Loan and Security Agreement dated as of March 12, 2007, that certain Fifth Amendment to Loan and Security Agreement dated as of October 1, 2007 and that certain Sixth Amendment to Loan and Security Agreement dated as of March 9, 2008 (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

        NOW, THEREFORE, the parties agree as follows:

        1.     The following defined terms in Section 1.1 of the Agreement hereby are added, amended or restated as follows:

          "Collateralized L/C" means Letter of Credit no. 633969 issued by Bank, which shall be cash secured by Comerica Bank money market account no. 1893-069946.

          "Letter of Credit Sublimit" means a sublimit for Letters of Credit, excluding the Collateralized L/C, under the Revolving Line not to exceed Five Million Dollars ($5,000,000).

          "Revolving Maturity Date" means June 12, 2010.

        2.     All references in Sections 2.l(d)(iii) and (iv) of the Agreement to "Letters of Credit" shall mean and refer to Letters of Credit exclusive of the "Collateralized L/C."

        3.     A new Section 4.6 hereby is added to the Agreement to read as follows:

            "4.6    Pledge of Account to Secure the Collateralized L/C.    Borrowers hereby pledge to Bank and grant Bank a security interest in Comerica Bank account no. 1893-069946, which shall at all times have a minimum balance of not less than the face amount of the Collateralized L/C, together with all proceeds and substitutions thereof, all interest paid thereon, and all other cash and noncash proceeds of the foregoing (all hereinafter called the "L/C Collateral"), as security for the prompt payment and performance of all of Borrowers' obligations under the Collateralized L/C. Borrowers shall enter into such control or other agreements as Bank requests in order to perfect or ensure the priority of Bank's security interest in the L/C Collateral."

        4.     No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank's failure at any time to require strict performance by a Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

        5.     Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as

1

expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

        6.     Each Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

        7.     As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a)   this Amendment, duly executed by each Borrower;

          (b)   a Certificate of the Secretary of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

          (c)   all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrowers' accounts; and

          (d)   such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

        8.     This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

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        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BRIDGEPOINT EDUCATION, INC.
By:	/s/ DANIEL J. DEVINE
Title:	Chief Financial Officer
BRIDGEPOINT EDUCATION REAL ESTATE HOLDINGS, LLC
By:	/s/ DANIEL J. DEVINE
Title:	Chief Financial Officer
COMERICA BANK
By:	/s/ COMERICA BANK
Title:	Senior VP

[Signature Page to Seventh Amendment to Loan and Security Agreement]

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 EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

        This Eight Amendment to Loan and Security Agreement (this "Amendment") is entered into as of October 3, 2008, by and between COMERICA BANK ("Bank") and BRIDGEPOINT EDUCATION, INC. and BRIDGEPOINT EDUCATION REAL ESTATE HOLDINGS, LLC (each, a "Borrower" and collectively, "Borrowers").

RECITALS

        Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of April 12, 2004, as amended from time to time, including but not limited to that certain First Amendment to Loan and Security Agreement dated as of March 9, 2005, that certain Second Amendment to Loan and Security Agreement dated as of June 13, 2006, that certain Third Amendment to Loan and Security Agreement dated as of January 11, 2007, that certain Fourth Amendment to Loan and Security Agreement dated as of March 12, 2007, that certain Fifth Amendment to Loan and Security Agreement dated as of October 1, 2007, that certain Sixth Amendment to Loan and Security Agreement dated as of March 9, 2008 and that certain Seventh Amendment to the Loan and Security Agreement dated as of June 12, 2008 (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

        NOW, THEREFORE, the parties agree as follows:

        1.     The following defined terms in Section 1.1 of the Agreement hereby are added, amended or restated as follows:

          "Letter of Credit Sublimit" means a sublimit for Letters of Credit, excluding the Collateralized L/C, under the Revolving Line not to exceed Fourteen Million Two Hundred Thirty Nine Thousand Forty Four Dollars ($14,239,044).

          "Revolving Line" means a Credit Extension of up to Fifteen Million Dollars ($15,000,000).

          "Revolving Maturity Date" means October 31, 2009.

        2.     Section 4.6 of the Agreement hereby is deleted in its entirety. Any Letters of Credit previously secured under Section 4.6 shall be deemed to have been issued under the Letter of Credit Sublimit.

        3.     Section 6.7 of the Agreement hereby is amended and restated in its entirety to read as follows:

          "6.7    Minimum Profitability. Borrower's net income shall be at least fifty percent (50%) of the quarterly projections that have been approved by Borrower's Board of Directors an attached hereto as Annex II. Borrower shall deliver to Bank updated projections approved by Borrower's Board of Directors for the next fiscal year not less than 30 days prior to the end of Borrower's current fiscal year."

        4.     Section 6.8 of the Agreement hereby is amended and restated in its entirety tto read as follows:

          "6.8    Minimum Liquidity Ratio. Borrower shall at all times maintain a ratio of Cash at Bank to the fact amount of all issued and outstanding Letters of Credit of at least 1.00 to 1.00."

        5.     Section 6.12 of the Agreement hereby is amended and restated in its entirety to read as follows:

          "6.12    Intentionally Omitted."

        6.     Exhibit C to the Agreement hereby is replaced with Exhibit C attached hereto.

        7.     A new Annex II hereby is added to the Agreement in the form attached hereto.

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        8.     No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank's failure at any time to require strict performance by a Borrower of any provisions shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

        9.     Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery and of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power or remedy of Bank under the Agreement, as in effect prior to the date hereof.

        10.   On or before November 1, 2008, Borrower shall have delivered to Bank a Sixth Amendment to and Affirmation (or similar) of that certain (i) Dead of Trust, Mortgage, Security Agreement and Fixture Filing (with Assignment of Rents and Leases); (ii) Assignment of Real Property Leases and Rents; (iii) Subordination Agreement; and (iv) Environmental Indemnity; each in form and substance acceptable to Bank. Failure to deliver such documents on or before such date shall be deemed an immediate Event of Default.

        11.   Each Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

        12.   As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a)   this Amendment, duly executed by each Borrower;

          (b)   a Certificate of the Secretary of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

          (c)   all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrowers' accounts; and

          (d)   such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

        13.   This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

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        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BRIDGEPOINT EDUCATION, INC.
By:	/s/ DANIEL J. DEVINE
Title:	Chief Financial Officer
BRIDGEPOINT EDUCATION REAL ESTATE HOLDINGS, LLC
By:	/s/ DANIEL J. DEVINE
Title:	Chief Financial Officer
COMERICA BANK
By:	/s/ COMERICA BANK
Title:	Vice President

[Signature Page to Eighth Amendment to Loan and Security Agreement]

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QuickLinks

  Exhibit 10.9
BRIDGEPOINT EDUCATION, INC. LOAN AND SECURITY AGREEMENT
RECITALS
AGREEMENT
FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
RECITALS
SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
RECITALS
THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
RECITALS
FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
RECITALS
FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
RECITALS
SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
RECITALS
SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
RECITALS
EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
RECITALS